EXHIBIT 99.1

i2 Reports Fourth Quarter and Fiscal Year 2003 Results

DALLAS – January 27, 2004 – i2 Technologies, Inc. (OTC: ITWO), a leading provider of end-to-end supply chain management solutions, today announced results for the fourth quarter and fiscal year 2003.

i2’s license revenue rose four percent sequentially in the fourth quarter to $14.8 million. This compares to $14.2 million of license revenues in the third quarter of 2003 and $21.8 million in the fourth quarter of 2002.

Development services revenue, included in the contract revenue line of the income statement, grew 29 percent sequentially, reaching $6.7 million in the fourth quarter. This compares to $5.2 million in the prior quarter and $4.8 million in the fourth quarter of 2002.

“We are seeing signs that sales pipelines are beginning to rebuild, but have also felt the lingering effects of the re-audits,” said Sanjiv Sidhu, i2 chairman and CEO. “With sales cycles averaging nine to 12 months, I believe these effects are likely to remain for the next few quarters as we work to convert sales pipelines into bookings, and then bookings into revenue.”

Total fourth quarter revenues were $98 million, as compared to $117.3 million in the third quarter of 2003 and $168.9 million in the fourth quarter of 2002. The majority of the decrease in total revenues from those reported in the third quarter is due to a $17.1 million decrease in the amount of deferred contract revenue recognized in the quarter.

Total costs and operating expenses for the fourth quarter of 2003 were $99.6 million, including approximately $2.5 million for legal fees related to the SEC investigation and the class action lawsuit and approximately $0.8 million of expenses related to the deferred contract revenue recognized as part of the contract revenue line of the income statement. This compares to $103.3 million in total costs and operating expenses in the third quarter of 2003 and $148.8 million in the fourth quarter of 2002. Operating loss for the fourth quarter of 2003 totaled $1.9 million.

The company reported a net loss of $7.0 million or $0.02 loss per share for the fourth quarter. This compares to net income of $7.1 million, or $0.02 earnings per share in the third quarter of 2003 and net income of $15.8 million, or $0.03 earnings per share, for the fourth quarter of 2002.

Fiscal Year 2003 Results

License revenues for the fiscal year 2003 were $65.4 million, down 26 percent from the prior year. Development services revenues for 2003, included in the contract revenue line of the income statement, totaled $26.8 million as compared to $13.2 million for 2002.

Total revenues for 2003 were $494.9 million, as compared to $908.4 million for 2002.

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i2 Reports Fourth Quarter and Fiscal Year 2003 Results

For the full year 2003, the company reported net income of $42.5 million, or diluted earnings per share of $0.09 as compared to a net loss of $898.9 million, or $2.10 loss per basic and diluted share, for 2002.

Cash use in the fourth quarter totaled $27.6 million. The Company ended the year with $309.4 million in total cash and investments.

Highlights for the Fourth Quarter and Fiscal Year 2003:

New customers during the year came from all regions and a variety of verticals, including The Brick Warehouse Corporation, Canada’s largest retailer of furniture, mattresses, appliances and home electronics and Hitachi Global Storage Technologies, a global provider of storage products for desktop computers, high-performance servers and mobile devices.

Current customers turning to i2 to drive additional value from their closed-loop supply chain initiatives included Airbus and Rockwell Collins in Aerospace and Defense; Woolworths Ltd., Del Monte Foods, Dole Food Company, and PSS World Medical in Consumer Goods and Retail; Mitsubishi, Hitachi, and NEC in High Tech. Additionally, Industrial companies Cummins, Inc. and Krones, and Metals leaders JFE Steel and International Steel also chose i2 during the year.

Approximately 40 customers went live with i2 Solutions during the fourth quarter, totaling 178 companies in 2003. Companies included Del Monte Foods; Meidi-Ya Co, Ltd., Toshiba, Krones AG, EWK, LSG Sky Chefs and Heinz Wattie’s Limited.

About i2

A leading provider of end-to-end supply chain management solutions, i2 designs and delivers software that helps customers optimize and synchronize activities involved in successfully managing supply and demand. i2 has more than 1,000 customers worldwide—many of which are market leaders—including seven of the Fortune global top 10. Founded in 1988 with a commitment to customer success, i2 remains focused on delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

i2 Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties including forward-looking statements regarding the customer’s ability to implement or integrate i2 solutions successfully and in a timely fashion, receive expected functionality and performance, or achieve benefits attributable to i2 solutions. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed on July 21, 2003 and the Quarterly Report on Form 10-Q filed on November 14, 2003. i2 assumes no obligation to update the forward-looking information contained in this news release.

i2 Reports Fourth Quarter and Fiscal Year 2003 Results

For More Information Contact:

Melanie Ofenloch

i2 Corporate Communications

469-357-3027

melanie_ofenloch@i2.com

Barry Sievert

i2 Investor Relations

469-357-1000

barry_sievert@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Software licenses	$14,811	$21,807	$65,430	$88,629
Contract	20,679	74,301	153,270	527,755
Services	30,134	37,193	140,132	147,274
Maintenance	32,043	35,588	136,097	144,718

Total revenues	97,667	168,889	494,929	908,376
Costs and expenses:
Cost of revenues:
Software licenses	4,496	1,787	6,656	2,976
Contract	6,467	24,629	35,105	157,820
Amortization of acquired technology	145	144	580	15,156
Services and maintenance	35,324	32,884	149,418	131,884
Sales and marketing	22,739	31,842	90,781	198,825
Research and development	18,112	23,315	80,788	173,064
General and administrative	13,006	10,681	63,710	65,446
Amortization of intangibles	39	422	540	11,223
Impairment	—	—	—	37,660
Restructuring charges and adjustments	(756)	23,085	4,822	111,928

Total costs and expenses	99,572	148,789	432,400	905,982

Operating income (loss)	(1,905)	20,100	62,529	2,394
Other income (expense), net:
Interest income	887	2,218	4,942	13,926
Interest expense	(4,686)	(6,451)	(20,641)	(23,839)
Realized gains (losses) on investments, net	371	118	370	1,895
Foreign currency hedge and transaction gains (losses), net	(11)	312	(424)	(2,203)
Gain on early repayment of debt obligation	—	—	3,435	—
Other	(463)	(390)	(2,234)	(1,809)

Total other income (expense), net	(3,902)	(4,193)	(14,552)	(12,030)

Income (loss) before income taxes	(5,807)	15,907	47,977	(9,636)
Income tax expense (benefit)	1,161	87	5,462	889,296

Net income (loss)	$(6,968)	$15,820	$42,515	$(898,932)

Net income (loss) per common share:
Basic	$(0.02)	$0.04	$0.10	$(2.10)

Diluted	$(0.02)	$0.03	$0.09	$(2.10)

Weighted-average common shares outstanding:
Basic	434,203	432,374	433,392	428,746
Diluted	434,203	472,843	457,538	428,746

Note: We have been in negotiations to settle or otherwise resolve certain contingencies the company faces, including the class action litigation. Any settlement or resolution of these matters, if achieved, prior to the time we file our Form 10-K for 2003 will likely be required to be reflected in the 2003 financial statements that we file with that report.

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 31, 2003	December 31, 2002

ASSETS

Current assets:
Cash and cash equivalents	$288,822	$402,177
Restricted cash	15,532	12,052
Short-term investments, at fair value	5,000	10,000
Accounts receivable, net of allowance for doubtful accounts of $3,098 and $10,368	36,746	45,764
Deferred contract costs	6,995	14,332
Other current assets	27,529	32,721

Total current assets	380,624	517,046

Long-term investments, at fair value	—	33,016
Premises and equipment, net	28,483	59,814
Intangible assets, net	4,647	7,223
Goodwill	16,620	15,854
Other assets	—	270

Total assets	$430,374	$633,223

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,853	$24,176
Accrued liabilities	67,499	137,931
Accrued compensation and related expenses	27,380	40,663
Deferred tax liabilities	9	2,246
Current portion of long-term debt	—	60,930
Deferred revenue	212,753	319,292

Total current liabilities	328,494	585,238

Non-current deferred tax liabilities	18	10
Long-term debt	356,800	350,000

Total liabilities	685,312	935,248

Commitments and contingencies

Preferred stock, $0.001 par value, 5,000 shares authorized, none issued	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued	—	—
Common stock, $0.00025 par value, 2,000,000 shares authorized, 434,133 and 432,853 shares issued and outstanding	109	108
Additional paid-in capital	10,378,534	10,378,747
Deferred compensation	(1,597)	(3,563)
Accumulated other comprehensive income (loss)	217	(2,601)
Accumulated deficit	(10,632,201)	(10,674,716)

Net stockholders’ deficit	(254,938)	(302,025)

Total liabilities and stockholders’ deficit	$430,374	$633,223

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